Filed pursuant to Rule 424(b)(3)

File No. 333-285134

PRIVACORE PCAAM ALTERNATIVE GROWTH FUND

SUPPLEMENT DATED JUNE 4, 2025

TO

PROSPECTUS DATED MAY 12, 2025 (THE “PROSPECTUS”)

Effective immediately, the following changes are made to the Prospectus:

1. Each prospective investor in the Fund will not be required to certify that he or she is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended. All references to “accredited investor” and related investor qualification criteria are hereby deleted in the Prospectus.

2. The minimum initial investment for Class S Shares and Class D Shares is being reduced from $25,000 to $10,000. As a result, all references in the Prospectus to a minimum initial investment amount of $25,000 for Class D Shares and Class S Shares are changed to $10,000.

3. The minimum account balance is being reduced from $10,000 to $5,000. All references in the Prospectus to a minimum account balance of $10,000 are changed to $5,000.

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PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS FOR FUTURE REFERENCE.